UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Payment Data Systems, Inc.
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Notice of 2016 Annual Shareholders’ Meeting and Proxy Statement	Thursday, June 9, 2016 at 10 a.m.

Hilton Garden Inn San Antonio Airport Fountain Grass Garden Room

12828 San Pedro Avenue, San Antonio, Texas 78216

TABLE OF CONTENTS

Letter to our Shareholders from our Board of Directors	1
Notice of Annual Meeting of Shareholders	2
Proxy Summary	3
General Voting and Meeting Information	3
Voting at the Annual Meeting	4
Questions and Answers	4
Governance	7
Proposal 1 – Election of Directors	7
Directors and Nominees	7
Director Independence and Related Person Transactions	11
Information about Corporate Governance	12
Director Compensation	13
Executive Officers	14
Executive Compensation	15
Outstanding Equity Awards at Fiscal-Year End	17
Proposal 2 – Advisory Vote to Approve Executive Compensation	18
Share Ownership	19
Equity Compensation Plan Information	19
Security Ownership of Certain Beneficial Owners	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
Audit Matters	22
Report of the Audit Committee	22
Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm	22
Principal Accountant Fees and Services	22
Audit Committee Pre-Approval Policies and Procedures	23
General Information	24
Shareholder Proposals	24
Householding	24
Other Matters	25
Appendix A – Proxy Card	27

12500 San Pedro, Ste. 120

San Antonio, TX 78216

(210) 249-4100

April 29, 2016

Dear Fellow Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Payment Data Systems, Inc. The meeting will be held at 10 a.m. local time on Thursday, June 9, 2016, at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room located at 12828 San Pedro Avenue, San Antonio, Texas 78216.

The formal notice of the 2016 Annual Meeting and Proxy Statement has been made a part of this invitation.

Payment Data Systems continues to grow and evolve, and we are committed to ensuring that highly qualified individuals are seated on our Board of Directors, and that our compensation and stock incentive plans are fair, just, and appropriately motivating, and that our capital structure is appropriate. Through careful evaluation of this proxy statement, you can help us to achieve these goals.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on June 9, 2016: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the year ended December 31, 2015 and related materials are available at www.proxyvote.com and www.paymentdata.com/invest, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@paymentdata.com.

The Board of Directors and our Company Management look forward to seeing you at the Annual Meeting.

Thank you.

Miguel A. Chapa	Louis A. Hoch	Dr. Peter G. Kirby	Kirk E. Taylor	Michael R. Long

Notice of 2016 Annual Meeting of Shareholders

Thursday, June 9, 2016, 10:00 a.m., Central Time

Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room,

12828 San Pedro Avenue, San Antonio, TX 78216

We are pleased to invite you to join our Board of Directors, senior leadership and other shareholders for our 2016 Annual Meeting of Payment Data Systems, Inc. Shareholders. The meeting will be held at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room, located at 12828 San Pedro Avenue, San Antonio, TX 78216, at 10:00 a.m. local time on Thursday, June 9, 2016. The Purposes of the Meeting are:

●	To elect two Class II Directors, Michael R. Long and Kirk E. Taylor, nominated by our Board of Directors, to serve until the 2019 Annual Meeting of Shareholders;

●	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers;

●	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2016; and

●	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set April 15, 2016 as the record date for the meeting. This means that only shareholders of record of Payment Data as of the close of business on that date are entitled to:

●	Receive notice of the meeting; and

●	Vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the 2016 Annual Meeting, a complete list of shareholders entitled to vote at the 2016 Annual Meeting will be available at the Secretary’s office, 12500 San Pedro, Suite 120, San Antonio, TX 78216.

This Proxy Statement, form of proxy and our Annual Report for the year ended December 31, 2015 are available at www.proxyvote.com and www.paymentdata.com/invest or by using the QR codes at the end of this document. You can also access these materials by contacting our Investor Relations Department by email at ir@paymentdata.com.

By Order of the Board of Directors,

Michael R. Long

Chairman of the Board and Chief Executive Officer

San Antonio, Texas

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all shareholders to vote on the matters described in the accompanying proxy statement we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are first made available to shareholders via www.proxyvote.com and our website at www.paymentdata.com/invest on or about April 29, 2016, and are to be used at the 2016 Annual Meeting of Shareholders on June 9, 2016. It is important that you carefully review the proxy materials, and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the 2016 Annual Meeting of Shareholders in person on June 9, 2016, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your notice card, proxy card or voting instruction form in hand and follow the instructions

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your notice card, proxy card or voting instruction form.

By Telephone* – Call the telephone number listed on your notice card, proxy card or voting instruction form.

By Mail – If you are a shareowner of record and received a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope

*	If you are a beneficial owner you may vote via the Telephone or Internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a shareholder of record, Payment Data will include instructions on how to vote via Internet or Telephone directly on your proxy voting card.

Voting at the Annual Meeting

Shareholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the 2016 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Voting Matters and Board Recommendations

Shareholders are being asked to vote on the following matters at the 2016 Annual Meeting: Proposal	Recommendation

PROPOSAL 1 - Election of Directors	FOR Each Nominee

Election of two Class II director nominees, Michael R. Long and Kirk E. Taylor. The Board believes that each of the nominee’s knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees named below unless you instruct otherwise.

PROPOSAL 2 - Advisory Approval of Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2015. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes shareholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.

PROPOSAL 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR

Akin, Doherty, Klein & Feuge, P.C. has been appointed as the Company’s independent registered public accounting firm. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its shareholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm unless you instruct otherwise.

Questions and Answers

1. What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card you are designating us as your proxy to cast your votes at the 2016 Annual Meeting of Shareholders. We will cast your votes as you indicate on the proxy card.

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2. Who is entitled to vote at the 2016 Annual Meeting of Shareholders?

Only shareholders who were Payment Data Systems, Inc. shareholders of record at the close of business on April 15, 2016 (the “Record Date”) may vote at the 2016 Annual Meeting of Shareholders. As of the close of business on the Record Date, there were 12,057,684 shares of our common stock outstanding (which excludes 349,632 treasury shares). Each shareholder is entitled to one vote for each share of our common stock held as of the Record Date.

3. What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with Payment Data’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, a Notice Regarding the Availability of Proxy Material for the 2016 Annual Meeting of Shareholders has been sent directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Notice Regarding the Availability of Proxy Material for the 2016 Annual Meeting of Shareholders has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the proxy materials.

4. What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5. What proposals will be voted on at the 2016 Annual Meeting of Shareholders?

The following proposals will be voted on at the 2016 Annual Meeting of Shareholders:

•	The election of two Class II directors, Michael R. Long and Kirk E. Taylor, nominated by the Board of Directors, each to serve until the 2019 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified;

•	The Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

•	The ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent public accounting firm for the year ending December 31, 2016;

6. What are the Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” Proposal No. 1 to elect two Class II director nominees, Michael R. Long and Kirk E. Taylor;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

•	“FOR” Proposal No. 3 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2016;

7. Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for shareholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

8. How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast. If you sign and return the proxy card, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect two Class II director nominees, Michael R. Long and Kirk E. Taylor;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers;

•	“FOR” Proposal No. 3 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2016;

9. Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2016 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2016 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2016 Annual Meeting.

10. What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory vote related to executive compensation.

11. What constitutes a quorum?

A quorum is the minimum number of shareholders necessary to conduct the Annual Meeting. The presence at the 2016 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 12,057,684 shares of our common stock outstanding (which excludes 349,632 treasury shares). Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

12. Is cumulative voting permitted for the election of directors?

No. Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote only the number of shares he or she owns for a single director candidate.

13. What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2016 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Thus, assuming a quorum is present at the 2016 Annual Meeting, the nominees who receive the most affirmative votes will be elected as Class II directors. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of the selection of our independent registered public accounting firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting, is required to ratify our selection of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2016. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal.

Governance

Proposal No. 1 – Election of Directors

Election of two Class II director nominees. The Board believes that each of the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees named below unless you instruct otherwise.

Directors and Nominees

As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Louis A. Hoch	President, COO and Class I Director	1998	2018
Class II
	Michael R. Long	Chairman of the Board, CEO and Class II Director	1998	2016
	Kirk E. Taylor	Class II Director	2015	2016
Class III
	Dr. Peter G. Kirby	Class III Director	2001	2017
	Miguel A. Chapa	Class III Director	2015	2017

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2016 Annual Meeting is required to elect each of the nominees for director.

What am I voting on?

Shareholders are being asked to elect two Class II director nominees for a three-year term. The following sections include information about all Directors, including Michael R. Long and Kirk E. Taylor, this year’s nominees.

Required Vote

The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2016 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Thus, assuming a quorum is present at the 2016 Annual Meeting, the two nominees who receive the most affirmative votes will be elected as Class II directors. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.

Voting Recommendation

The Board of Directors recommends a vote FOR the election of two Class II Directors, Michael R. Long and Kirk E. Taylor.

Director Biographies and Qualifications

The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Payment Data Systems, Inc. are stated below.

Class I Director with a Three-Year Term Ending with the 2018 Annual Meeting of Shareholders

Louis A. Hoch, age 50 – President, Chief Operating Officer and Vice Chairman of the Board

Mr. Hoch has served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors and as Chief Executive Officer of our wholly-owned subsidiary FiCentive, Inc. Mr. Hoch is a valuable member of our Board as he has over twenty years of management experience, sixteen years of which were at a senior executive level in large systems development, and he is an expert in payment processing, call center operations and service bureau operations. He holds inventor status on U.S. Patent No. 7,021,530 (“System and method for managing and processing stored-value cards and bill payment therefrom.”). Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Andersen Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School.

Class II Directors with a Three-Year Term Ending with the 2016 Annual Meeting of Shareholders

Michael R. Long, age 71 – Chief Executive Officer and Chairman of the Board

Mr. Long has served as our Chief Executive Officer and Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Financial Officer from September 2003 to March 2015, in addition to his other positions with us. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as experience operating a systems consulting business. Before assuming the highest position with our Company, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third party billing clearinghouse for the telecommunications industry. Mr. Long’s career experience also includes financial services industry business development for Andersen Consulting and several executive positions in publicly traded telecommunications and financial services companies. Mr. Long is a valuable member of our Board due to his depth of operating, strategic, systems development, transactional, and senior management experience in our industry. Additionally, Mr. Long has held positions of increasing responsibility at our Company and holds an intimate knowledge of our Company due to his longevity in the industry and with us.

Kirk E. Taylor, age 45 – Director

Mr. Taylor has over 20 years of business experience focused on management, accounting and finance. Mr. Taylor currently serves as Chief Operating Officer, Executive Vice President, Corporate Secretary, Treasurer and as a member of the Board of Directors of Alamo Concrete Products Company and Alamo Transit Company. These companies are some of the largest ready mix concrete producers in the United States, with significant vertically-integrated crushed stone, sand, gravel, and logistics operations. Additionally, Mr. Taylor serves as Executive Vice President, Corporate Secretary and Treasurer for Alamo Cement Company, which manufactures and sells cement. Mr. Taylor joined the Alamo group of companies in November 2004 as the Controller and has held various managerial and executive positions, becoming the Corporate Assistant Secretary and Assistant Treasurer in May 2008 prior to reaching his current positions in May 2014. Prior to November 2004, Mr. Taylor served as the Corporate Controller at the largest supermarket chain in South Texas. He also served as the Controller at Billserv, Inc. (the predecessor entity to Payment Data Systems, Inc.) from June 2000 to March 2001. Mr. Taylor, a Certified Public Accountant, began his career in public accounting with the accounting firms of Price Waterhouse LLP and Ernst & Young LLP, with the last position held being Audit Manager-Entrepreneurial Services. Mr. Taylor holds a Bachelor of Business Administration Degree in Accounting from the University of Texas in San Antonio.

Class III Directors with a Three-Year Term Ending with the 2017 Annual Meeting of Shareholders

Dr. Peter G. Kirby, Ph.D., age 76 – Director

Dr. Kirby has served as a director of our Company since June 2001. Dr. Kirby has distinguished himself in professional and community activities in a career that spanned over thirty-five years. He is an accomplished public speaker and has provided consulting services to Fortune 100 firms. Dr. Kirby has published numerous works in the fields of management, decision-making and human resources. He has been a director on many university advisory councils and boards and has served on many charitable committees and foundations. Dr. Kirby retired in 2006 as a tenured professor of management at Our Lady of the Lake University in San Antonio, Texas, where he taught for seventeen years. Dr. Kirby served as Chair of the QFN Economic Development Corporation, a Canadian corporation, from April 2007 to May 2008. Dr. Kirby is a valuable member of our Board due to his depth of strategic and management experience.

Miguel A. Chapa, age 44 – Director

During the past 17 years, Mr. Chapa focused primarily on building a highly successful entrepreneurial career. His skills of business planning, financial analysis, strategic planning, management, negotiations and leadership has led him to build successful companies in the retail customer service industry, such as restaurants and entertainment venues. Mr. Chapa has served as the Chief Executive Officer of Rio Ventures Ltd., and Rio Club LLC since January 2012 and EFJM, Inc. since January 2014. Previously, he was the Chief Executive Officer for 6400 Beverage LLC and Bar Rio Management of Houston LLC from March 2005 to October 2009 and Casa Grande Holdings LLC from June 2010 to December 2011. Mr. Chapa completed his education with a Bachelor of Arts degree in Finance in 1998 from the Monterrey Institute of Technology and Higher Education.

Other Involvement in Certain Legal Proceedings

None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Board Meetings and Annual Meeting Attendance

Our Board of Directors held ten meetings during 2015, and in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such Director served on our Board of Directors and of the Committees on which such director served.

We do not have a policy that requires the attendance of directors at our Annual Meetings of Shareholders. Dr. Kirby, Mr. Taylor and Mr. Chapa attended the 2015 Annual Meeting of Shareholders.

Committees of the Board of Directors

Effective April 24, 2015, our Board of Directors appointed Kirk Taylor and Miguel Chapa as independent directors. On May 19, 2015 our Board established our new committee structure. Our Board of Directors appointed an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominations and Corporate Governance Committee. Copies of these charters are available on our website at www.paymentdata.com/invest. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below:

Name of Committee Member	Audit	Compensation	Nominations and Corporate Governance
Kirk Taylor	«
Dr. Peter G. Kirby	●	«	«
Miguel Chapa	●	●	●

«Committee Chair                   ● Committee member

Audit Committee

Effective April 24, 2015, our Board of Directors appointed Kirk Taylor and Miguel Chapa as independent directors. On May 19, 2015 our Board established our new committee structure and appointed Mr. Taylor (chairperson), Dr. Peter Kirby and Mr. Chapa to our Audit Committee all of whom meet the independence standards for independent directors under the rules of the NASDAQ Stock Market published in the NASDAQ Marketplace Rules. Mr. Taylor meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has a written charter. The Audit Committee met with our auditors five times in the year ended December 31, 2015.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. For the year ended December 31, 2015, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Compensation Committee

On May 19, 2015 our Board appointed Dr. Peter G. Kirby (chair) and Mr. Chapa to our Compensation Committee, both of whom meet the independence standards for independent directors under the rules of the NASDAQ Stock Market published in the NASDAQ Marketplace Rules. The Compensation Committee has a written charter. The Compensation Committee met four times in the year ended December 31, 2015.

The Compensation Committee’s primary function is to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominations and Corporate Governance Committee

On June 8, 2015 our Board appointed Dr. Peter G. Kirby (chair) and Mr. Chapa to our Nominations and Corporate Governance Committee, both of whom meet the independence standards for independent directors under the rules of the NASDAQ Stock Market published in the NASDAQ Marketplace Rules. The Nominations Committee has a written charter. The Nominations and Corporate Governance Committee met one time in the year ended December 31, 2015.

The Nominations and Corporate Governance Committee’s primary function is to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominations and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by shareholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor.

Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as independent directors. The Board has determined that Mr. Taylor, Mr. Chapa and Dr. Kirby are independent as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. Our Audit Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that we have the following related party transactions.

Herb Authier

During the years ended December 31, 2015 and 2014, we paid Herb Authier a total of $45,750 and $42,000 in cash, respectively, for services related to network engineering and administration that he provided to us. Mr. Authier is the father-in-law of Louis Hoch, our President and Chief Operating Officer.

Nikole Hoch

During the year ended December 31, 2015 and 2014, we purchased $857 and $6,227, respectively, of corporate imprinted sportswear, promotional items and caps from Angry Pug Sportswear. Nikole Hoch and Louis Hoch, our President and Chief Operating Officer, are co-owners of Angry Pug Sportswear.

Miguel Chapa

During the year ended December 31, 2015, we received $20,901 in revenue from Club Rio Maroc Bar, Lush Rooftop, and Nirvana Bar and Rock. Miguel Chapa, a member of our Board of Directors is an owner in Club Rio Maroc Bar, Lush Rooftop, and Nirvana Bar and Rock. Louis Hoch, our President and Chief Operating Officer, is also a minority owner in Lush Rooftop.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

Mr. Long has served as our Chief Executive Officer and Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Financial Officer from September 2003 to March 2015. As Chief Executive Officer and Chairman, Mr. Long manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors. Dr. Kirby has served as a director of our Company since June 2001. Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as independent directors. Our Board believes, having a majority of independent directors serves our Company well.

The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our shareholders. With this in mind, the Board believes that its structure is currently serving our Company well, and intends to maintain this where appropriate and practicable in the future.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Shareholders and appoints new directors to fill vacancies when they arise. The Nominations and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominations and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. We do not have a formal diversity policy. However, the Nominations and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, technology and in other areas that are relevant to our activities.

The Nominations and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to our Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominations and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominations and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Shareholders, the Nominations and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominations and Corporate Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by shareholders. The Committee recommended the nominees for election included in this Proxy Statement.

We consider recommendations for director candidates from our directors, officers, employees, shareholders, customers, and vendors. Shareholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee’s qualifications, to our Board of Directors at Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216, and the Board of Directors will consider such nominee.

Shareholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216. Please include your name and address in the written communication and indicate whether you are a shareholder of Payment Data. The Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following table sets forth information concerning the compensation provided to each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2015. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the years ended December 31, 2015 and 2014 in the section addressing Executive Compensation.

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($) (4)	Total ($)
Dr. Peter G. Kirby (1)	23,000	14,848	16,400	53,248
Kirk Taylor (2)	3,000	83,767	-	86,767
Miguel A. Chapa (3)	3,000	59,235	-	62,235

(1)	We have previously granted stock awards to Dr. Kirby as compensation for his prior service on our Board. We have calculated that Dr. Kirby earned $-0- for the year ended December 31, 2015, which represents the fair value of his accrued stock awards recognized for financial statement reporting purposes only. The fair value of each restricted stock award is amortized to expense on a straight-line basis over the vesting period of the restricted stock award for the year ended December 31, 2015. At December 31, 2015, Dr. Kirby had outstanding 33,333 shares of common stock with a grant date fair value of $27,500 granted on January 9, 2008 that vest on January 9, 2018; 26,667 shares of common stock with a grant date fair value of $36,000 granted on December 27, 2006 that vest on December 27, 2016; and 33,333 shares of common stock with a grant date fair value of $85,000 granted on December 29, 2014 that vest on December 29, 2024. The aggregate grant date fair value of the stock award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 11 of the Notes to our Financial Statements contained elsewhere in this Form 10-K for a discussion of all assumptions made by us in determining the values of our stock awards.

(2)	During 2015 we granted 33,334 shares of common stock with a grant date fair value of $180,000 on April 24, 2015. 11,112 shares vested on January 1, 2016 and 11,110 shares vest on January 1, 2017.

(3)	During 2015 we granted 33,334 shares of common stock with a grant date fair value of $180,000 on April 24, 2015. 6,667 shares vested on January 1, 2016, 6,667 shares vest on January 1, 2017, and 6,667 shares vest on January 1, 2018.

(4)	This represents the difference in value for stock awards at grant date and vest date.

Narrative to Director Compensation Table

Mr. Long and Mr. Hoch receive no compensation for serving on our Board of Directors due to their status as officers of our Company. Effective on April 24, 2015, our Board of Directors appointed Mr. Kirk Taylor and Mr. Miguel Chapa as two independent directors. In connection with Mr. Taylor’s and Mr. Chapa’s appointments, we entered into independent director agreements with Mr. Taylor, Mr. Chapa and our long-standing director, Dr. Peter G. Kirby. We agreed to pay each director $1,000 for participating in each quarterly Board meeting, including the annual shareholder meeting. As Chairman of the Audit Committee, Mr. Taylor receives $15,000 in additional annual compensation, but no additional compensation for ad hoc or preparatory meetings or for being the chair of another committee. We also agreed to pay Dr. Kirby a one-time $20,000 bonus for continued loyalty and service to our Company. Mr. Chapa and Dr. Kirby will not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee.

Executive Officers

Executive Officers’ Biographies and Qualifications

The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Payment Data are stated below.

Michael R. Long, age 71 – Chief Executive Officer and Chairman of the Board

For Mr. Long’s biography, please refer to page 8 in the section entitled “Director Biographies and Qualifications.”

Louis A. Hoch, age 50 – President, Chief Operating Officer and Vice Chairman of the Board

For Mr. Hoch’s biography, please refer to page 8 in the section entitled “Director Biographies and Qualifications.”

Houston Frost, Ph.D., age 34 – Senior Vice President, Corporate Development and Prepaid Products

Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products since December 2014. Prior to joining us, Mr. Frost served as President and Chief Executive Officer of Akimbo Financial, Inc. since its inception. Mr. Frost co-founded Akimbo in January 2010 motivated by a desire to reinvent the prepaid card. Mr. Frost has more than six years of experience in the prepaid and payments industry and ten years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co. on the Fixed-Income Strategy team. Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor’s of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Other Involvement in Certain Legal Proceedings

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Executive Compensation

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended December 31, 2015, or fiscal year 2015. In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

●	Michael R. Long, Chief Executive Officer;

●	Louis A. Hoch, Chief Operating Officer;

●	Houston Frost, Senior Vice President, Corporate Development and Prepaid Products Officer.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board and committee meetings. The Compensation Committee administers our incentive plans, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at www.paymentdata.com/invest.

Compensation Philosophy and Objectives

Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Consequently, our compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options with the possibility to earn bonuses.

Summary Compensation Table for the Years Ended December 31, 2015 and 2014

The following table sets forth the compensation for the years ended December 31, 2015 and 2014 awarded to, earned by, or paid to (i) our Principal Executive Officer; and (ii) our two most highly compensated executive officers. We refer to the individuals included in the Summary Compensation Table as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael R. Long Chairman, Chief Executive Officer (3)(4)	2015	255,000	90,491	223,248	86,697	635,436
	2014	255,000	25,000	87,248	14,930	382,166
Louis A. Hoch Vice Chairman, President and Chief Operating Officer (5)(6)	2015	235,000	20,000	243,432	127,775	626,207
	2014	235,000	45,000	107,432	14,138	401,570
Houston Frost Senior Vice President	2015	130,000	43,119	139,400	6,433	318,952

(1)	In this column, the figure represents the amount recognized by the executive during this period for financial statement reporting purposes only and is not compensation earned by the executive. The fair value of each restricted stock award is amortized to expense on a straight-line basis over the vesting period of the restricted stock award. The aggregate grant date fair value of the stock award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 11 of the Notes to our Financial Statements contained in the annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2016, for a discussion of all assumptions made by us in determining values of our stock awards.

(2)	This column reflects premiums paid by us for term life insurance coverage, Company matching for the 401(k) plan on behalf of the named executive officer, and the difference in value for stock awards at grant date and vest date.

(3)	In 2015 and 2014, Mr. Long elected to receive a base salary of $255,000 per annum in lieu of the base salary of $375,000 that would have been due to him for 2015 & 2014 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Long for 2015 or 2014.

(4)	Mr. Long’s 2015 and 2014 bonus compensation consisted of one-time cash bonuses of $90,491 and $25,000, respectively. All bonus compensation was granted pursuant to the terms of our employment agreement with Mr. Long, as amended, declining to receive the full allotted bonus of $216,000.

(5)	In 2015 & 2014, Mr. Hoch elected to receive a base salary of $235,000 per annum in lieu of the base salary of $350,000 that would have been due to him for 2015 and 2014 under the employment agreement effective February 27, 2007. No deferred compensation is owed to Mr. Hoch for 2015 & 2014.

(6)	Mr. Hoch’s 2015 and 2014 bonus compensation consisted of one-time cash bonus of $20,000 and $45,000. All bonus compensation was granted pursuant to the terms of our employment agreement with Mr. Hoch, as amended, declining to receive the full allotted bonus of $216,000.

Narrative to Summary Compensation Table

Named Executive Officer Employment Agreements

We entered into an employment agreement with Michael R. Long effective February 27, 2007, as amended. Under the agreement, Mr. Long agreed to serve as our Chairman of the Board, Chief Executive Officer and, at the time of the transaction, our Chief Financial Officer. The agreement provides for a base annual salary of $375,000, unless increased by us. In 2015 and 2014, Mr. Long elected to receive a base salary of $255,000 per annum instead of the base salary of $375,000. In addition, Mr. Long receives an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. No deferred compensation is owed to Mr. Long for 2015 or 2014. Mr. Long declined to receive his full bonus compensation in the amount of $216,000 for 2014 and 2015.

We entered into an employment agreement with Louis A. Hoch effective February 27, 2007, as amended. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Operating Officer. The agreement provides for a base annual salary of $350,000, unless increased by us. In 2015 and 2014, Mr. Hoch elected to receive a base salary of $235,000 per annum instead of the base salary of $350,000. In addition, Mr. Hoch receives an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. No deferred compensation is owed to Mr. Hoch for 2015 or 2014. Mr. Hoch declined to receive his full bonus compensation in the amount of $216,000 for 2014 and 2015.

We entered into an employment agreement with Houston Frost, Ph.D. effective December 23, 2014. Under the agreement, Mr. Frost agreed to serve as the Company’s Senior Vice President Corporate Development and Prepaid Products through December 31, 2016. We agreed to pay Mr. Frost an annual base salary of $130,000 and a bonus not to exceed 50% of the highest salary received in any year of the agreement and approved and calculated by our executive compensation committee and/or Chief Executive Officer. In addition, Mr. Frost will receive 266,667 shares of our common stock to be vested 120,000 shares in equal increments of 3,334 shares a month with the first 3,334 shares to vest January 31, 2015 and the last 3,334 to vest December 31, 2017.  The remaining 146,667 shares will vest all on January 31, 2025. The stock will be issued on a restricted, non- registered basis. Mr. Frost will also be entitled to receive stock grants and future stock options as authorized by our executive compensation committee and/or our Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of unexercised stock options and unvested stock by grant date outstanding on December 31, 2015, the last day of our fiscal year, to each of the named executive officers included in the Summary Compensation Table. Share numbers have been adjusted for 1-for-15 reverse stock split effective July 23, 2015.

Name	Stock awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Michael R. Long
12/27/2006	166,708	331,748
2/27/2007	166,667	331,667
1/09/2008	516,667	1,028,167
10/04/2012	66,667	132,667
12/29/2014	533,334	1,061,335

Louis A. Hoch
12/27/2006	272,223	541,724
2/27/2007	166,667	331,667
1/09/2008	516,667	1,028,167
10/04/2012	66,667	132,667
12/29/2014	533,334	1,061,335
Houston Frost
12/23/2014	266,667 (3)	530,667

(1)	We did not issue any equity incentive plan awards to named executive officers during the years ended December 31, 2015 and 2014.

(2)	Unvested common stock granted on December 27, 2006 vests on December 27, 2016 and unvested common stock granted on January 9, 2008 vests on January 9, 2018. Unvested common stock granted on February 27, 2007 vests annually over five years in increments of 500,000 shares beginning on February 28, 2009. Mr. Long and Mr. Hoch each chose to defer vesting of the increment of 500,000 shares that was granted to each of them on February 27, 2007 and was scheduled to vest on February 28, 2009, 2010, 2011, 2012, 2013 and 2014. Unvested common stock granted on October 4, 2012 vests on October 4, 2022. Unvested common stock granted on December 29, 2014 vests on December 29, 2024. All stock options and restricted stock granted to the executive shall become fully vested upon termination due to death or disability, involuntary termination without cause, termination for good reason or default by the Company, termination due to non-renewal of the agreement, or a change of control.

(3)	The shares vest in equal increments of 3,334 shares a month with the first 3,334 shares vested on January 31, 2015 and the last 3,334 to vest December 31, 2017. The remaining 146,667 shares will vest all on January 31, 2025.

Narrative to Outstanding Equity Awards at Fiscal Year-End Table

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in this 401(k) plan. Participants may contribute between 1% and 80% of their pre-tax compensation, but may not contribute more than the maximum as mandated by law. The 401(k) plan allows for us to make discretionary and matching contributions. In 2015 and 2014, we matched 100% of employee contributions up to 3% and 50% of the employee contribution over 3% with a maximum employee contribution of 5%. We made matching contributions of $49,636 and $30,858 in 2015 and 2014, respectively.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

The employment agreements we entered into with Mr. Long, Mr. Hoch, and Mr. Frost, respectively, provide for potential payments upon termination or a change of control. Mr. Long’s and Mr. Hoch’s employment agreements contain similar terms and provide that upon termination of the executive’s employment with us due to death or disability, involuntary termination without cause, termination for good reason or default by us, termination due to non-renewal of the agreement, or a change of control, the executive is entitled to deferred compensation. The amount of deferred compensation shall consist of the amount which is calculated as the greater of the base salary payments that the executive would have received had his employment continued for the remaining term of the agreement (including yearly increases, if any, calculated at the maximum increase for the prior two years), or an amount equal to 2.95 times the higher annual compensation earned by him in the past two years. In addition to this compensation, the executive shall be entitled to all of the benefits otherwise provided in the agreement during that period of time which is the greater of the remaining term of the agreement, or one year, and an amount equal to the pro rata portion of his bonus compensation for the year in which his employment is terminated. In addition, all stock options and restricted stock granted to the executive shall become fully vested upon his termination for any of the aforementioned reasons. Also, in consideration of the executive’s obligations for a period of two years after the termination of his employment under a non-competition clause set forth in the employment agreement, he shall be paid an amount equal to 2 times the base salary paid to him in the year prior to the expiration of the agreement.

Mr. Frost’s employment agreement contains similar terms and provides that upon termination of the executive’s employment with us due to termination by us without cause, termination by the executive upon our default or after a change of control or for good reasons, the executive is entitled to deferred compensation. The amount of deferred compensation consists of the amount which is calculated as the base salary payments that the executive would have received had his employment continued for the remaining term of this agreement (including yearly increases calculated at the maximum increase for the prior two years). In addition to this base deferred compensation, the executive is entitled to all of the benefits otherwise provided in the agreement during that period of time which is the remaining term of his agreement, and an amount equal to the pro rata portion of the bonus compensation for the year in which his employment is terminated determined on the basis of the number of days elapsed in such year prior to such termination. In addition, all stock options and restricted stock granted to the executive shall become fully vested upon a change of control or termination for any of the aforementioned reasons.

Proposal No. 2 – Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the year ended December 31, 2015. The Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our 2015 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the year ended December 31, 2015.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our shareholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers.

As discussed under the heading “Executive Compensation—Compensation Overview” in this Proxy Statement, our compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our shareholders. The Board is asking shareholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

●	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

●	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased shareholder value.

Required Vote

Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Voting Recommendation

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOVED, the shareholders of Payment Data Systems, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in this Proxy Statement.”

Share Ownership

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-	-	4,882,334
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	4,882,334

Our 1999 Employee Comprehensive Stock Plan and our 1999 Non-Employee Director Plan terminated according to the respective terms of the Plans in 2010. Options issued under the now terminated Plans remain in effect according to the terms set on the day each option was issued. 168 options were exercised in 2015. All unexercised options have been forfeited.

Our 2015 Equity Incentive Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of Stock Options, Restricted Stock, Stock Units, Performance Awards, or other Awards to employees, non-employee directors, and consultants.

The Board of Directors authorized 5,000,000 shares (adjusted for the 1-for-15 reverse split effective on July 23, 2015) of our common stock for issuance under the 2015 Equity Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the shareholders, on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of Stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. No options have been issued under this plan since its inception. During 2015, we granted 117,666 shares from the plan: 66,666 were to directors and 51,000 were to employees as either a new hire bonus, or performance bonus.

Security Ownership of Certain Beneficial Owners

The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 15, 2016 by: (i) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 15, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Shareholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Shares Beneficially Owned (1)
National Services, Inc. (2) 750 E. Green St. Pasadena, CA 91101	712,500 (2)	5.9%

(1)	On April 15, 2016, we had a total of 12,057,684 shares of common stock outstanding (which excludes 349,632 shares of treasury stock).
(2)	We relied on the Schedule 13G filed by National Services, Inc. with the SEC on March 18, 2016 for this information.

Officers and Directors

		Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Rights to Acquire (2)	Total
Michael R. Long	Chief Executive Officer, Chief Financial Officer, and Chairman of the Board	2,618,394	-	2,618,394	21.7%
Louis A. Hoch	President, Chief Operating Officer, and Vice Chairman of the Board	2,390,412	-	2,390,412	19.8%
Habib Yunus	Senior Vice President, Chief Financial Officer	266,667	-	266,667	2.2%
Houston Frost	Senior Vice President	266,667	-	266,667	2.2%
Dr. Peter G. Kirby	Director	113,380	-	113,380	*
Kirk E. Taylor	Director	55,117	-	55,117	*
Miguel Chapa	Director	33,334	-	33,334	*
All directors and executive officers as a group		5,743,971	-	5,743,971	47.6%

*	Indicates ownership of less than 1.0%.

(1)	Unless otherwise stated, the address of each beneficial owners listed on the table is c/o Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas 78216.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of April 15, 2016.

(3)	On April 15, 2016, we had a total of 12,057,684 shares of common stock outstanding (which excludes 349,632 shares of treasury stock).

As of December 31, 2015, there are no arrangements among our beneficial owners known to management which may result in a change in control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2015, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year, except two Form 4s filed by Mr. Hoch which were both late by one day. All trades were executed under a 10(b)5-1 trading plan in which Mr. Hoch did not specify any specific trading days or trading conditions that would give him knowledge of when a trade should occur. As a result, Mr. Hoch was not aware of trade executions in a timely manner. Also, Board of Directors on October 20, 2015 agreed to reduce the number of Section 16(a) filers, removing the obligation from Kenneth Keller, Larry Morrison, John Pullin, and Matthew Decker.

Audit Matters

Report of the Audit Committee

The Audit Committee was comprised of our independent directors Mr. Kirk Taylor (chair), Dr. Peter G. Kirby and Mr. Miguel Chapa during the year ended December 31, 2015.

The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent registered auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.

In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to our audited financial statements for the year ending December 31, 2015. For the year ended December 31, 2015, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Payment Data Systems’ Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Audit Committee recommended, and the Board has appointed Akin, Doherty, Klein & Feuge, P.C. to serve as Payment Data Systems’ independent registered public accounting firm for the year ending December 31, 2016.

Audit Committee

Kirk Taylor                   Dr. Peter G. Kirby                   Miguel Chapa

(Chairman)

Proposal No. 3 – Ratification of the Appointment of Akin, Doherty, Klein & Feuge, P.C.

The Audit Committee has recommended and the Board has appointed Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2016. Representatives of Akin, Doherty, Klein & Feuge, P.C. are expected to be present at the 2016 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although shareholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Akin, Doherty, Klein & Feuge, P.C. to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Akin, Doherty, Klein & Feuge, P.C. has audited our financial statements since 2003. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the years ended December 31, 2015 and 2014 as included in our Annual Report on Form 10-K, are set forth in the table below.

	Year Ended December 31,
	2015	2014
Audit fees	$60,000	$55,000
Tax fees	$20,200	$3,500
Other fees	$9,530	-
Total fees	$89,730	$58,500

For purposes of the preceding table, the professional fees are classified as follows:

Audit Fees. This column includes fees for professional services billed for the audit of the consolidated financial statements included in our annual report on Form 10-K filing, the review of consolidated financial statements included in our quarterly reports on Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees include amounts billed to us during each respective calendar year.

Tax Fees. This column includes fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities. The fees include amounts billed to us during each respective calendar year.

Other Fees. This column includes fees for professional services rendered by our independent registered public accounting firm for fees other than represented in Audit Fees and Tax Fees. For the year ended December 31, 2015, this included review of the Akimbo acquisition and purchase accounting rules, listing application for NASDAQ, review of the annual proxy, review of the 2015 Equity Incentive Plan, and review of the related S-8 registration statement.

Audit Committee Pre-Approval Policies and Procedures

We may not engage our independent registered public accounting firm to render any audit or non-audit service unless our Audit Committee approves the service in advance. 100% of the services performed by our independent registered public accounting firm described above were approved in advance by our Audit Committee.

Required Vote

Ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. requires the affirmative vote of a majority of the shares present and voting at the 2016 Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because this Proposal is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Voting Recommendation

Your Board of Directors recommends a vote FOR the ratification of Akin, Doherty, Klein & Feuge, P.C.as our independent registered public accounting firm for the year ending December 31, 2016.

General Information

Below you will find general information on Shareholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Shareholder Proposals

There are no shareholder proposals for the 2016 Annual Meeting. If you would like information on submitting a shareholder proposal to be included in the 2017 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Shareholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than December 30, 2016 – 120 calendar days before the anniversary of this Proxy Statement release. This is to comply with Rule 14a-8 under the 1934 Act.

The Shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2016 Annual Meeting of Shareholders to present the proposal.
What if the date of the 2017 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

  90 days prior to the Annual Meeting, OR
  7 days following the first public announcement of the Annual Meeting date

Please send your proposal to our Secretary at:

Payment Data Systems, Inc.
Attn. Secretary
12500 San Pedro, Ste. 120
San Antonio, Texas 78216

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the shareholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the shareholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for us. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in June of each year, by notifying us in writing at: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, or by contacting us at (210) 249-4100. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (210) 249-4100, and we will undertake to deliver such additional copies promptly. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2016 Annual Meeting. If any other business is properly brought before the 2016 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2016 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Michael R. Long

Chairman of the Board and Chief Executive Officer

San Antonio, Texas

The Notice of Annual Meeting, Proxy Statement, form of proxy and our 2015 Annual Report on Form 10-K are available at www.proxyvote.com and www.paymentdata.com/invest. We will provide copies of our Proxy Statement and our 2015 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2015 Annual Report, but will charge a reasonable fee per page to any requesting shareholder. Shareholders may make such requests in writing to Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216. The request must include a representation by the shareholder that as of April 15, 2016, the shareholder was entitled to vote at the 2016 Annual Meeting.

Thank You

Thank you for being a shareowner of Payment Data Systems, Inc.

Learn more at http://paymentdata.com/

Our 2016 Proxy Statement	Our 2015 Annual Report	Our Company Website	Our NASDAQ Listing

Appendix A

Proxy Card

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael R. Long   02 Kirk E. Taylor

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000290804_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PAYMENT DATA SYSTEMS, INC.
Annual Meeting of Shareholders
June 9, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Louis A. Hoch and Habib Yunus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PAYMENT DATA SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, Central Time on June 9, 2016, at the Hilton Garden Inn San Antonio Airport, Fountain Grass Garden Room located at 12828 San Pedro Avenue, San Antonio, Texas 78216, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000290804_2 R1.0.1.25